Morgan Stanley Institutional Fund Trust-Global Multi-
Asset Income Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3


Securities Purchased:  Teva Pharmaceutical Finance
2.200% due 7/21/2021
Purchase/Trade Date:	7/18/2016
Offering Price of Shares: $99.835
Total Amount of Offering: $3,000,000,000
Amount Purchased by Fund: $10,000
Percentage of Offering Purchased by Fund: 0.000 %
Percentage of Fund's Total Assets: 0.13 %
Brokers: Barclays; BofA Merrill Lynch; BNP
PARIBAS; Credit Suisse; HSBC; Mizuho Securities;
Citigroup; Morgan  Stanley; RBC Capital Markets;
SMBC Nikko; Bank of China; BBVA;
COMMERZBANK; Lloyds Securities; MUFG; PNC
Capital Markets LLC; Scotiabank; TD Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Royal Bank of Canada 1.500%
due 7/29/2019
Purchase/Trade Date:	7/25/2016
Offering Price of Shares: $99.886
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: 0.002 %
Percentage of Fund's Total Assets: 0.33%
Brokers: RBC Capital Markets; Morgan Stanley; Wells
Fargo Securities
Purchased from: RBC Capital Markets LLC
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.





Securities Purchased:  Air Lease Corporation 2.125%
due 1/15/2020
Purchase/Trade Date:	9/26/2016
Offering Price of Shares: $99.643
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: 0.005 %
Percentage of Fund's Total Assets: 0.33 %
Brokers: BofA Merrill Lynch; Goldman, Sachs & Co.;
Santander; Wells Fargo Securities; BMO Capital
Markets; BNP PARIBAS; Citigroup; Fifth Third
Securities; ICBC; J.P. Morgan; Lloyds Securities;
Mizuho Securities; Morgan Stanley; MUFG; RBC
Capital Markets; SunTrust Robinson Humphrey; Loop
Capital Markets
Purchased from: Bank of America
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.